UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2021

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.

On October 27, 2021, FAT Brands Inc, a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with ThinkEquity LLC, as representative of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell and issue to the Underwriters in connection with a public offering (the “Offering”) an aggregate of 1,000,000 shares (the “Shares”) of 8.25% Series B Cumulative Preferred Stock, par value $0.0001 per share, of the Company (“Series B Preferred Stock”). The Company estimates that the net proceeds from the Offering, after deducting the underwriting discount and the underwriting fees, but prior to expenses, will be approximately $16.8 million.

The offering and sale of the Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-256342), which was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on June 21, 2021. The Company has filed a prospectus supplement, dated October 27, 2021, with the Commission in connection with the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act, to contribute to payments the Underwriters may be required to make in respect of these liabilities, and to reimburse the Underwriters for certain expenses.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full terms of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “8-K”) and is incorporated by reference into this Item 1.01.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2021, the Company filed with the Secretary of State of the State of Delaware a Certificate of Increase of Series B Cumulative Preferred Stock of the Company (the “Certificate of Increase”) to increase the authorized shares of Series B Preferred Stock to 11,500,000 shares.

The foregoing description of the Certificate of Increase is not complete and is qualified in its entirety by reference to the full terms of the Certificate of Increase, a copy of which is filed as Exhibit 3.1 to this 8-K and is incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

A copy of the opinion of Greenberg Traurig, LLP with respect to the validity of the Shares to be sold and issued in the Offering pursuant to the Underwriting Agreement is attached as Exhibit 5.1 to this 8-K. This 8-K is also being filed for the purpose of filing Exhibits 5.1 and 23.1 as exhibits to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-256342), and such exhibits are hereby incorporated by reference into such Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 27, 2021, by and between the Company and ThinkEquity LLC
3.1	Certificate of Increase of Series B Cumulative Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on October 28, 2021
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 28, 2021

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer